Exhibit 10.15

Trademark Licensing Contract

Contract number:

Licensee (Party A): Zhuoqin Huang

ID number: [*]

Address: [*]

Licensee (Party B): Xiamen Pop Culture Co., Ltd.

Legal representative: Zhuoqin Huang

Address: Unit 836, No. 5, Mucuo Road, Huli District, Xiamen

In this contract, Party A and Party B are referred to as “one party” and collectively as “both parties”.

In view of:

Party A is the legal owner of the licensed trademark (see the definition of this contract) and has the right to sign this contract with Party B in the name of the trademark licensor, granting Party B the use of its licensed trademark within the scope of this contract, and Party A has the right to supervise Party B legally using the licensed trademark;

Party B undertakes to use the licensed trademark in accordance with the law in the agreed period and within the scope of this contract and accepts Party A’s supervision.

In accordance with the “Trademark Law of the People’s Republic of China” and related laws and regulations, the two parties follow the principles of voluntariness and integrity, and after friendly consultation, reached agreement on the licensing of Party A to use licensed trademarks as follows:

1. Definition

1.	License trademark: Refers to the trademark registered in the Trademark Office of the People’s Republic of China in Annex I of this contract.

2.	The third party: Refers to any individual, legal person, company, enterprise, government department or other economic entity or organization other than the two parties of this contract, including the enterprise with associated relationship with both parties of this contract.

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2. licensing of the right to use trademarks

1.	Party A grants Party B the use of the licensed trademark: general license.
2.	Scope of use of licensed trademarks: Party B’s right to use licensed trademarks under this contract is limited to the business scope listed in Party B’s business license.
3.	Party B’s specific use of licensed trademarks includes: advertising, promotional materials; exhibitions; other commercial activities.
4.	The licensed use area of the licensed trademark: People’s Republic of China (for the purpose of this contract, excluding Hong Kong, Macao and Taiwan regions).
5.	Without the prior written consent of Party A, Party B shall not transfer any of its rights or obligations under this contract to any third party or sublicense any third party to use the licensed trademark in any form.

3. Term of the Licensed Trademark

The license term of the licensed trademark under this contract is 10 years, and the license term is from January 1, 2020 to December 31, 2029. Upon the expiration of this contract, the contract will be automatically renewed for 10 years, unless both parties terminate this contract in accordance with Article 7 of this contract.

4. Licensing Fees of Licensed Trademarks

Party A shall provide Party B, free of charge, with the legitimate and reasonable use of the licensed trademark under this contract within the term of use.

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5. Rights and obligations of both sides

1.	Rights and obligations of Party A

(1)	During the term of license, Party A shall not license or transfer the trademark in the contract to any other third party for use. If Party A needs to use the trademark, it shall notify Party B in writing in advance.

(2)	Party A has the right to supervise and regulate the legal use of licensed trademarks by Party B, and has the right to stop Party B’s usage beyond the scope of the license, the method of licensing, and any improper use that may damage Party A’s goodwill. The above uses include but are not limited to any products, packaging, labels, advertisements, written materials, promotional activities and daily business activities related to the licensed trademark.

(3)	Party A shall be responsible for the renewal of the licensed trademark. Party A shall renew the trademark before the expiration of the trademark in accordance with the provisions of the “Trademark Law”.

(4)	Party A shall be responsible for the filing and announcement procedures of this license contract.

2.	Rights and obligations of Party B

(1)	Party B has the right to use the licensed trademark in accordance with the scope and mode of use agreed in this contract within the license period.

(2)	Party B shall pay attention to maintaining the brand image and business reputation of Party A’s trademark during the term of use, and shall not engage in any activities that will damage Party A’s trademark and business reputation.

(3)	Under no circumstances shall Party B use the licensed trademark beyond the permitted business scope, geographical scope and use mode.

(4)	Without the prior written consent of Party A, Party B shall not apply for registration in any country or region with respect to the licensed trademark or any trademark, service mark, other name, mark or text that is the same or similar to the licensed trademark or any packaging, commercial appearance, color pattern or design.

(5)	Party B shall provide all reasonable assistance to cooperate with Party A to protect the licensed trademark. If Party B is informed that Party A’s right to the licensed trademark has been infringed or may be infringed, it shall immediately notify Party A and actively cooperate with Party A to take measures to safeguard the rights.

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6. Liability for breach of contract

1.	Any party who violates this contract shall compensate the other party for the loss caused by his breach of contract.

2.	Without the written consent of Party A, Party B shall not use the trademark directly or indirectly to the third party in any form or reason, and shall not alter the trade mark’s identity in violation of this contract, and shall not apply for registering the trademark in any country or region. Otherwise, Party A has the right to terminate this Agreement and Party B shall compensate the loss caused to Party A.

7. Effectiveness and Termination of the Contract

1.

This contract shall come into force from the date of signing and sealing by the legal representatives or authorized representatives of both parties, and shall terminate on the date of expiration of the license period.

2.	After the termination of this contract, Party B shall not continue to use the license trademark in any form.
3.	If the contract is terminated in advance, the two parties shall notify the State Trademark Office and the relevant departments in writing within one month from the date of termination.
4.	The contract can be terminated in three cases: (I) both parties agree to terminate; (II) government departments issue regulations to prohibit the transfer or authorization of the trademark; (III) if one party seriously violates the provisions of the contract and does not make corrections within 30 days after receiving the notice from the non breaching party, the non breaching party can terminate the contract.

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8. Dispute Resolution and Law Application

1.	In case of any dispute between both parties on the validity, interpretation or performance of this contract, both parties shall negotiate friendly. If the negotiation fails, it shall be solved according to the following (1) way:

(1)	Submit to Xiamen Arbitration Commission for arbitration. The arbitration award is final and binding on both parties;

(2)	Bring a lawsuit to the people’s court with jurisdiction where Party A is located according to law.

2.	The law of the people’s Republic of China shall apply to the conclusion, validity, interpretation, execution and dispute resolution of this contract.

3.	If any term of this contract is determined to be illegal or unenforceable by the court with jurisdiction but will not fundamentally affect the effectiveness of this contract, such term shall not affect the effectiveness and execution of other terms of this contract.

9. Other

1.	This contract is in four copies, each party holding one copy, and the remaining two are held by Party A for record or registration.

2.	The appendix to this contract has the same legal effect as this contract.

3.	For matters not covered in this contract, both parties shall sign a supplementary agreement separately.

Annex 1 Basic information of Licensed Trademarks

(no text below)

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Party A (sign): /s/Zhuoqin Huang

Signature Date: December 25, 2019

Party B (stamp): Xiamen Pop Culture Co., Ltd.

Legal representative (authorized representative): /s/Zhuoqin Huang

Signature Date: December 25, 2019

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Annex I Basic information of Licensed Trademarks

No.	Name of licensed trade mark	Licensed trademark graphics	Registration number	Trademark Type	Validity period
1	CBC		8778267	Type 41	December 21, 2013 to December 20, 2023
2	Chaosheng		11294609	Type 41	December 28, 2013 to December 27, 2023

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